December __, 2010

PC Group, Inc.
419 Park Avenue South
Suite 500
New York, NY 10016

Re:
Consent to Repurchase by PC Group, Inc., a Delaware corporation (the “Company”), of 5% Convertible Subordinated Notes due 2011 (“Notes”), and Amendment to the Convertible Subordinated Note Purchase Agreement, dated as of December 7, 2006, among the Company and the Purchasers thereto (the “Note Purchase Agreement”)

The undersigned holder of Notes (the “Consenting Noteholder”) hereby consents and agrees with the Company as follows:

1.           York Credit Opportunities Fund, L.P. has offered to sell a Note in the aggregate principal amount of $5,000,000 (the “York Note”) to the Company at a price of twenty-six percent (26%) of the face value of such Note, plus accrued but unpaid interest through the closing date for the repurchase of the Note (the “York Note Repurchase”).

2.           The Board of Directors of the Company has determined it to be in the best interest of the Company to repurchase the York Note and has approved the York Note Repurchase and other Note repurchases on such terms as may be determined by the Company from time to time.

3.           Notwithstanding anything to the contrary contained in the Note Purchase Agreement, the Consenting Noteholder hereby consents to the York Note Repurchase and to any other repurchases by the Company of Notes on such terms as may be determined by the Company from time to time.

4.           In the Note Purchase Agreement, the outside expiration date of the Company’s obligation to maintain effectiveness of the registration statement (“Registration Statement”) registering the shares issuable upon conversion of the Notes is accelerated from the fifth anniversary of the Closing Date to December __, 2010.  Accordingly, the fourth sentence of Section 14.2 of the Note Purchase Agreement is hereby amended and restated as follows:

“The Company shall use commercially reasonable efforts to cause such registration statement to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof, and, subject to applicable laws, rules and orders, to keep such registration statement continuously effective under the Securities Act until December __, 2010, or such shorter period ending when there cease to be outstanding any Shares or Notes held by the Holders.”

5.           The Company’s obligation under the Note Purchase Agreement to use commercially reasonable efforts to cause all of the shares covered by the Registration Statement to be listed on NASDAQ or such other exchange as the shares may then be listed on is terminated.  Accordingly, the Note Purchase Agreement is hereby amended by deleting Section 14.4(e) in its entirety and replacing it with the words: “Intentionally Deleted”.

6.           The provision in Article XVI of the Note Purchase Agreement that certain amendments shall require the consent of the holders of all the Notes then outstanding is amended to provide for supermajority consent of holders of 75% of the aggregate principal amount of the Notes then outstanding for such amendments.  Accordingly, the first sentence of Article XVI of the Note Purchase Agreement is hereby amended and restated as follows:

“Except as set forth in Article V, this Agreement may be amended (or any provision thereof waived) with the consent of the Company and the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided, however, that no such amendment or waiver shall (i) change the fixed maturity of any Note, the rate or the time of payment of interest thereon, the principal amount thereof or the circumstances under which such Note may be called, converted or redeemed without the consent of the holders of 75% of the aggregate principal amount of the Notes then outstanding, (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such amendment or waiver, without the consent of the holders of 75% of the aggregate principal amount of the Notes then outstanding or (iii) increase the percentage of the aggregate principal amount of the Notes that the holders of which may declare the Notes to be due and payable under Article XI herein, without the consent of the holders of 75% of the aggregate principal amount of the Notes then outstanding or (iv) modify the conversion rights or the Conversion Price and adjustments thereto (as outlined in Articles XII and XIII herein) in any material respect, without the consent of the holders of 75% of the aggregate principal amount of the Notes then outstanding or (v) alter the registration rights under Article XIV herein in any material respect, without the consent of the holders of 75% of the aggregate principal amount of the Notes then outstanding other than Shares which have been sold in registered public offerings; and provided, further, that no amendment or waiver of any provision of Article V shall be effective against any holder of Senior Indebtedness who has not consented thereto.”

Very truly yours,

By:
Name:
Title:

Aggregate principal amount of Note owned by Consenting Noteholder: $______________

The foregoing Consent and Amendment is hereby accepted and agreed to as of the date first above written by:

PC GROUP, INC.

By:
Name:
Title: